Ameriprise Financial, Inc. Ameriprise Financial Center Minneapolis, MN 55474 News Release Ameriprise Financial Reports Fourth Quarter and Full Year 2018 Results Fourth quarter 2018 net income per diluted share was $3.76 Adjusted operating EPS excluding items (1) was $3.80 Full year 2018 net income per diluted share was $14.20 Adjusted operating EPS excluding items (1) was $14.94 Fourth quarter 2018 return on equity excluding AOCI was 36.0 percent Adjusted operating ROE excluding AOCI and items (1) was 37.8 percent MINNEAPOLIS – January 30, 2018 – Ameriprise Financial, Inc. (NYSE: AMP) today reported fourth quarter 2018 net income of $539 million, or $3.76 per diluted share. Adjusted operating earnings excluding items(1) increased 12 percent to $544 million, with adjusted operating earnings per diluted share excluding items(1) up 21 percent to $3.80. Significant equity and interest rate volatility resulted in non-cash mean reversion-related impacts of an unfavorable $56 million after-tax in the Annuities and Protection segments in the current quarter compared to a $13 million favorable after-tax impact in the prior year quarter. Full year 2018 net income per diluted share was $14.20. Adjusted operating earnings per diluted share excluding items(1) increased 27 percent to $14.94. “Ameriprise delivered solid results in a volatile quarter with our Advice and Wealth Management business driving our growth,” said Jim Cracchiolo, chairman and chief executive officer. “Ameriprise client flows into fee- based investment advisory remained strong and cash balances increased. As we serve more clients in advice relationships, we’re steadily growing advisor productivity.” “Equity market declines globally were clear challenges. U.S. equity markets declined 14 percent in the quarter, which impacted our average assets and related fees, increased non-cash annuity expenses and heightened industry-wide asset management outflows. These market challenges also create opportunities for Ameriprise as they reinforce the need for personal financial planning and advice, where we are a long-standing leader, and demonstrate a key differentiation—our balance sheet strength and effective capital management.  “Our capital strength allows us to continue to invest for near- and long-term growth and capture opportunities, including delivering relevant, quality products and solutions, exceptional service to our retail and institutional clients and accelerating our share repurchase in the fourth quarter. For the year, we returned more than $2 billion to shareholders through an increased dividend and repurchase of 11 million shares while maintaining our balance sheet strength. We will continue to benefit from our capital and expense discipline as we manage a challenging market environment and further strengthen our market position.” (1) Excludes the one-time negative impact from the enactment of the Tax Cuts and Jobs Act (“Tax Act”) in the fourth quarter of 2017, as well as unlocking and mean reversion-related items in both periods, as applicable. There are two primary mean reversion-related items that are influenced by markets—increased DAC and DSIC amortization and increased reserve accrual for SOP 03-1 reserves for living benefit guarantees—both of which drove the non-cash mean reversion-related impacts in the quarter. Unlocking impacts reflect the company’s annual 1 review of insurance and annuity valuation assumptions and model changes, and the Long Term Care (LTC) gross premium valuation.

GAAP Results – Fourth quarter Net revenues were $3.2 billion reflecting growth in Advice & Wealth Management offset by market dislocation in the quarter. Expenses of $2.5 billion decreased 2 percent, or $58 million, from a year ago. Adjusted Operating Results – Fourth quarter Adjusted operating net revenues of $3.2 billion were flat to last year excluding the Tax Act, driven by continued strength in Advice & Wealth Management, which was offset by lower Asset Management revenue. Adjusted operating expenses were $2.6 billion. Excluding mean reversion-related impacts, adjusted operating expenses decreased 2 percent versus last year. General and administrative expense decreased 5 percent reflecting ongoing growth investments that were more than offset by continued expense discipline and lower compensation-related expenses. Taxes The adjusted operating effective tax rate in the quarter was 16.9 percent and was within expectations. The lower effective tax rate reflects the continued reduction in the federal income tax rate. 2

Ameriprise Financial, Inc.
Fourth Quarter Summary

(in millions, except per share amounts, unaudited)	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	% Better/ (Worse)	Per Diluted Share Quarter Ended December 31, 2018	Per Diluted Share Quarter Ended December 31, 2017	% Better/ (Worse)
GAAP net income	$ 539	$ 177	NM	$ 3.76	$ 1.15	NM
Adjusted operating earnings excluding items(1)(2)(3) (see reconciliation on p. 14)	$ 544	$ 485	12%	$ 3.80	$ 3.15	21%
Percent of pretax adjusted operating earnings from Advice & Wealth Management, excluding Corporate & Other and mean reversion-related impacts	52%	46%				
Percent of pretax adjusted operating earnings from Advice & Wealth Management and Asset Management, excluding Corporate & Other and mean reversion-related impacts	73%	75%				
Weighted average common shares outstanding:						
Basic	141.5	151.0				
Diluted	143.2	153.8				

(1) There are two primary mean reversion-related items that are influenced by markets–increased DAC and DSIC amortization and increased reserve accrual for SOP 03-1 reserves for living benefit guarantees–both of which drove the non-cash mean reversion-related impacts in the quarter.

(2) Adjusted operating earnings, after-tax, exclude the consolidation of certain investment entities; net realized investment gains or losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; integration and restructuring charges; the market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; and income or loss from discontinued operations.

(3) The company believes the presentation of adjusted operating earnings excluding Tax Act impacts, unlocking and market impacts on DAC, DSIC and SOP reserves best represents the economics of the business.

3

Fourth Quarter 2018 Highlights Ameriprise delivered solid financial results and maintained a strong balance sheet and capital position during a period of volatile markets and returned $564 million to shareholders . Adjusted operating earnings per share excluding items(1) increased 21 percent in the quarter, and adjusted operating return on equity, excluding items(1) and AOCI reached 37.8 percent. . Equity markets declined significantly in the fourth quarter with the company’s weighted equity index declining 14 percent point-to-point and 7 percent on average sequentially. The point-to-point decline drove significant negative mean reversion-related impacts. In addition, market depreciation drove lower average assets under management and administration in the quarter that impacted asset management fees and, to a lesser extent, lower fees for Advice & Wealth Management. . General and administrative expenses decreased 5 percent from focused expense discipline. . In the quarter, the company accelerated its share repurchase program with 3.6 million shares of common stock repurchased, up 50 percent from 2.4 million in the third quarter. The company repurchased $436 million of stock and paid $128 million in quarterly dividends, which represented 104 percent of adjusted operating earnings(1). For the full year, Ameriprise repurchased 7 percent of shares outstanding and increased the dividend 8 percent. Balance sheet fundamentals remain strong with substantial free cash flow generation and excellent risk management discipline. . Excess capital was $1.5 billion, with an estimated risk-based capital ratio of approximately 500 percent. The firm’s comprehensive and personal client focus, combined with its broad solution set, resulted in strong wealth management flows in a challenging market environment . Ameriprise assets under management and administration were $823 billion, reflecting advisor client net inflows that were more than offset by market depreciation and asset management outflows. . Ameriprise retail client assets were $539 billion, reflecting continued strength in investment advisory (wrap) net inflows that partially offset market depreciation in the fourth quarter. . Client demand for fee-based investment advisory products remains strong with net inflows of $4.5 billion in the quarter—the seventh consecutive quarter of wrap net inflows over $4 billion. Wrap assets grew to $251 billion, one of the largest platforms in the industry. . The company made continued progress on its plan to offer a range of banking and credit products by submitting applications to the Federal Reserve and the Office of Comptroller of the Currency (OCC) to convert its wholly owned OCC-chartered trust bank subsidiary to a federal savings bank. . Advisor productivity increased 9 percent to $620,000 per advisor on a trailing 12-month basis after normalizing for the net impact from eliminating 12b-1 fees in advisory accounts, reflecting the continuation of growth in advisor productivity over multiple years, our comprehensive, advice-based approach to serving clients and strong advisor retention. . Columbia Threadneedle assets under management declined to $431 billion from equity market depreciation and elevated outflows, consistent with the industry. . Variable annuity cash sales were $1 billion and for the full year cash sales increased 6 percent to $4.5 billion, in line with historic ranges. (1) Excludes the one-time negative impact from the Tax Act in the fourth quarter of 2017, as well as unlocking and mean reversion-related impacts in both periods. 4

Ameriprise continued to invest to drive productivity, business growth and client satisfaction . The Ameriprise Financial brand and value proposition continues to resonate in the marketplace with consumer awareness remaining at a high level. Ameriprise launched new advertising as part of the evolution of its successful Be Brilliant® advertising and brand platform, highlighting the personalized, differentiated experience the firm deliver to clients. . Ameriprise continues to invest in expanding its distribution network by adding experienced advisors with strong productivity. 93 experienced advisors joined the firm during the quarter, bringing the advisor count to 9,931. Values-based, client-focused firm . As part of the company’s efforts to help the more than 40 million Americans facing hunger, during the quarter the company’s ninth National Day of Service included more than 7,600 Ameriprise employees, financial advisors and clients volunteering at food banks, pantries and warehouses to serve meals, sort donations and stock shelves at 400 events nationwide. The company’s efforts provided more than 1 million meals for people in need. 5

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	% Better/ (Worse)
Advice & Wealth Management			
Net revenues	$ 1,581	$ 1,509	5%
Expenses	1,213	1,184	(2)%
Pretax adjusted operating earnings	$ 368	$ 325	13%
Pretax adjusted operating margin	23.3%	21.5%	

	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	% Better/ (Worse)
Retail client assets (billions)	$ 539	$ 560	(4)%
Wrap net flows (billions)	$ 4.5	$ 5.0	(10)%
Brokerage cash balance (billions)	$ 27.7	$ 26.2	6%
Adjusted operating net revenue per advisor normalizing for the net impact of 12b-1 fee changes (trailing 12 months - thousands)	$ 620	$ 569	9%

Advice & Wealth Management pretax adjusted operating earnings increased 13 percent to $368 million driven by continued strength in client net inflows and increased earnings on cash balances partially offset by markets. Pretax adjusted operating margin was 23.3 percent, up 180 basis points from a year ago. On a sequential basis, pretax adjusted operating earnings were up 4 percent and margin increased 60 basis points, as strong client flows and higher earnings on cash balances more than offset lower fees from the equity market decline in the quarter. Advice & Wealth Management represented 52 percent of the company's pretax adjusted operating earnings[(1)].

Adjusted operating net revenues increased 5 percent to $1.6 billion, despite flat average equity markets year-over-year, reflecting strong client activity, increased advisor productivity and higher earnings on cash balances. Management and financial advice fees in the quarter were impacted by lower average equity markets given fees for advisory accounts are assessed based primarily on average daily balances.

Adjusted operating expenses increased 2 percent to $1.2 billion. General and administrative expenses were up 2 percent compared to a year ago primarily due to investments in growth initiatives and disciplined management of the expense base.

Total retail client assets decreased 4 percent to $539 billion. Client net inflows remained strong and client acquisition momentum continued, and this mitigated approximately half of the decline in retail client assets from the point-to-point market depreciation in the fourth quarter. Total wrap assets increased 1 percent to $251 billion from continued strong wrap net inflows that more than offset market depreciation. Client brokerage cash balances were $27.7 billion, up 6 percent from a year ago as clients prepared for tax season and responded to the volatile market environment by accumulating cash.

Adjusted operating net revenue per advisor on a trailing 12-month basis increased 9 percent to $620,000 after normalizing for the net impact from eliminating 12b-1 fees in advisory accounts. Total advisors increased to 9,931 and advisor retention remained strong. 93 experienced advisors moved their practices to Ameriprise in the quarter, with higher productivity than last year's experienced advisor recruits.

(1) Excludes Corporate & Other and mean reversion-related impacts.

6

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2018		Quarter Ended December 31, 2017		% Better/ (Worse)
Asset Management					
Net revenues	$	706	$	816	(13)%
Expenses		553		606	9%
Pretax adjusted operating earnings	$	153	$	210	(27)%
Pretax adjusted operating margin		21.7%		25.7%	
Net pretax adjusted operating margin (1)		34.8%		39.0%	
Items included in adjusted operating earnings:					
Net performance fees and CLO unwinds	$	5	$	28	(82)%

	Quarter Ended December 31, 2018		Quarter Ended December 31, 2017		% Better/ (Worse)
Total segment AUM (billions)	$	431	$	495	(13)%
Net Flows (billions)					
Former parent company related net new flows	$	(2.9)	$	(2.5)	(16)%
Global Retail net flows, excl. former parent flows		1.3		5.1	(73)%
Global Institutional net flows, excl. former parent flows		(3.1)		(5.6)	45%
Inflows from acquisitions		—		5.4	NM
Total segment net flows	$	(4.7)	$	2.4	NM

(1)See reconciliation on page 20

NM Not Meaningful — variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings were $153 million, down $57 million from the prior year period. Adjusted operating net revenue and pretax adjusted operating earnings were lower as a result of lower performance fees, markets and the cumulative impact of outflows. The level of performance fees and CLO unwinds were elevated in the prior year, with a lower benefit in the current period. The quarter also included $8 million of costs associated with the implementation of the company's Brexit strategy. General and administrative expenses decreased 9 percent from lower performance fee compensation and $8 million of higher Brexit related costs. Adjusting for these items, general and administrative expenses declined 6 percent. Fourth quarter net pretax adjusted operating margin was 35 percent.

On a sequential basis, earnings declined $44 million, half of which was related to lower asset-based fees from equity market declines, as well as $9 million of lower performance fees and $8 million of Brexit-related costs.

Total segment AUM declined 13 percent, reflecting the 14 percent point-to-point market decline in the quarter and continued outflows.

Net outflows in the quarter were elevated at $4.7 billion reflecting significant market dislocation in both the U.S. and EMEA. Retail fund outflow rates in the quarter were consistent with other active managers and reflected weakened market sentiment across all regions related to heightened market volatility from global economic concerns and Brexit, as well as higher year-end tax selling. Third party institutional outflows reflected lower sales and higher redemptions of equity and fixed income mandates. Outflows from former-parent company relationships increased primarily related to the market environment.

7

Ameriprise Financial, Inc.
Annuities Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	% Better/ (Worse)
Annuities			
Net revenues	$ 613	$ 638	(4)%
Expenses	562	490	(15)%
Pretax adjusted operating earnings	$ 51	$ 148	(66)%
Variable annuity pretax adjusted operating earnings	$ 47	$ 134	(65)%
Mean reversion-related impacts	(68)	20	NM
Total variable annuity pretax adjusted operating earnings excluding mean reversion-related impacts	$ 115	$ 114	1%
Fixed annuity pretax adjusted operating earnings	$ 4	$ 14	(71)%

	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	% Better/ (Worse)
Variable annuity ending account balances (billions)	$ 72.0	$ 80.3	(10)%
Variable annuity net flows (billions)	$ (0.8)	$ (0.9)	12%
Fixed deferred annuity ending account balances (billions)	$ 8.7	$ 9.3	(7)%
Fixed deferred annuity net flows (billions)	$ (0.2)	$ (0.2)	7%

NM Not Meaningful — variance equal to or greater than 100%

Annuities pretax adjusted operating earnings excluding mean reversion-related impacts were $119 million, reflecting the declining fixed annuity earnings as that block runs off.

Variable annuity pretax adjusted operating earnings were $115 million, excluding the $68 million unfavorable mean reversion-related impacts, which are calculated based on the change in ending market level. There are two primary mean reversion-related impacts that are influenced by markets: increased DAC and DSIC amortization and increased accruals for SOP 03-1 reserves for living benefit guarantees, both of which drove the non-cash mean reversion-related impacts in the quarter. Underlying performance remained within expectations.

Variable annuity account balances were $72 billion. Variable annuity net amount at risk as a percent of account values was 1.7 percent for living benefits and 1.6 percent for death benefits, which increased in the quarter but remained one of the lowest among major variable annuity writers.

Fixed annuity pretax adjusted operating earnings were $4 million, reflecting continued spread compression from the extended period of low interest rates and lower account balances, as well as lower income annuity mortality rates. Account balances declined 7 percent from limited new product sales and continued lapses.

8

Ameriprise Financial, Inc.
Protection Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	% Better/ (Worse)
Protection			
Net revenues	$ 543	$ 528	3%
Expenses	476	481	1%
Pretax adjusted operating earnings	$ 67	$ 47	43%
Life and Health pretax adjusted operating earnings	$ 64	$ 73	(12)%
Mean reversion-related impacts	(3)	—	NM
Pretax adjusted operating earnings excluding mean reversion-related impacts	$ 67	$ 73	(8)%
Auto & Home pretax adjusted operating earnings/(loss)	$ 3	$ (26)	NM
Items included in adjusted operating earnings:			
Auto and Home catastrophe losses	(12)	(38)	68%

	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	% Better/ (Worse)
Life insurance in force (billions)	$ 195	$ 196	—
VUL/UL ending account balances (billions)	$ 12.0	$ 12.5	(5)%
Auto and Home policies in force (thousands)	861	942	(9)%

NM Not Meaningful — variance equal to or greater than 100%

Protection pretax adjusted operating earnings were $67 million compared to $47 million a year ago.

Life and Health insurance adjusted operating earnings excluding mean reversion-related impacts were $67 million, impacted by continued low interest rates. Overall claims remain within expected ranges. VUL/UL cash sales were $75 million, down 11 percent.

Auto and Home pretax adjusted operating earnings were $3 million in the quarter, including a benefit from the sale of subrogation rights related to the 2017 and 2018 California wildfires. Gross catastrophe losses were $62 million and net catastrophe losses were $12 million, primarily mitigated by the company's effective reinsurance programs. Excluding the impact of net catastrophe losses, pretax adjusted operating earnings were $15 million.

9

Ameriprise Financial, Inc. Corporate & Other Segment Adjusted Operating Results Quarter Ended December 31, % Better/ (in millions, unaudited) 2018 2017 (Worse) Corporate & Other, Excluding Long Term Care Pretax adjusted operating loss $ (47) $ (121) 61 % Tax Act impact on low income housing assets — (51) NM Pretax adjusted operating loss excluding the Tax Act impact $ (47) $ (70) 33 % Long Term Care Pretax adjusted operating loss $ (5) $ (13) 62 % Items included in adjusted operating loss: DOL planning and implementation expenses $ (1) $ (6) 83 % Severance expense (1) (7) 86 % Total corporate & other impact $ (2) $ (13) 85 % NM Not Meaningful — variance equal to or greater than 100% Corporate & Other pretax adjusted operating loss excluding long term care was $47 million, primarily related to low income housing benefits, lower compensation expenses and lower operating expenses, reducing the loss by approximately $16 million. Long Term Care pretax adjusted operating loss was $5 million in the quarter. Claims activity remains within expected ranges. 10

Contacts Investor Relations: Media Relations: Alicia A. Charity Paul W. Johnson Ameriprise Financial Ameriprise Financial (612) 671-2080 (612) 671-0625 alicia.a.charity@ampf.com paul.w.johnson@ampf.com Stephanie Rabe Ameriprise Financial (612) 671-4085 stephanie.m.rabe@ampf.com At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 120 years. With a nationwide network of 10,000 financial advisors and extensive asset management, advisory and insurance capabilities, we have the strength and expertise to serve the full range of individual and institutional investors’ financial needs. For more information, visit ameriprise.com. Ameriprise Financial Services, Inc. offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. Auto and home insurance is underwritten by IDS Property Casualty Insurance Company, or in certain states, Ameriprise Insurance Company, both in De Pere, WI. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA. Forward-Looking Statements This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include: . statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities; . other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and . statements of assumptions underlying such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on pace,” “project” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. 11

Such factors include, but are not limited to: . conditions in the interest rate, credit default, equity market and foreign exchange environments, including changes in valuations, liquidity and volatility; . changes in and the adoption of relevant accounting standards and securities rating agency standards and processes, as well as changes in the litigation and regulatory environment, including ongoing legal proceedings and regulatory actions, the frequency and extent of legal claims threatened or initiated by clients, other persons and regulators, and developments in regulation and legislation, including the rules, exemptions and regulations implemented or that may be implemented or modified in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or in light of the U.S. Department of Labor rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plans, plan sponsors, plan participants and the holders of individual retirement or health savings accounts (as well as similar SEC, Certified Financial Planner Board and state fiduciary rules and standards); . investment management performance and distribution partner and consumer acceptance of the company’s products; . effects of competition in the financial services industry, including pricing pressure, the introduction of new products and services and changes in product distribution mix and distribution channels; . changes to the company’s reputation that may arise from employee or advisor misconduct, legal or regulatory actions, cybersecurity incidents, perceptions of the financial services industry generally, improper management of conflicts of interest or otherwise; . the company’s capital structure, including indebtedness, limitations on subsidiaries to pay dividends, and the extent, manner, terms and timing of any share or debt repurchases management may effect as well as the opinions of rating agencies and other analysts and the reactions of market participants or the company’s regulators, advisors, distribution partners or customers in response to any change or prospect of change in any such opinion; . changes to the availability and cost of liquidity and the Company’s credit capacity that may arise due to shifts in market conditions, the company’s credit ratings and the overall availability of credit; . risks of default, capacity constraint or repricing by issuers or guarantors of investments the company owns or by counterparties to hedge, derivative, insurance or reinsurance arrangements or by manufacturers of products the company distributes, experience deviations from the company’s assumptions regarding such risks, the evaluations or the prospect of changes in evaluations of any such third parties published by rating agencies or other analysts, and the reactions of other market participants or the company’s regulators, advisors, distribution partners or customers in response to any such evaluation or prospect of changes in evaluation; . experience deviations from the company’s assumptions regarding morbidity, mortality and persistency in certain annuity and insurance products, or from assumptions regarding market returns assumed in valuing or unlocking DAC and DSIC or market volatility underlying our valuation and hedging of guaranteed living benefit annuity riders, or from assumptions regarding interest rates assumed in our loss recognition testing of our Long Term Care business, or from assumptions regarding anticipated claims and losses relating to our automobile and home insurance products; . changes in capital requirements that may be indicated, required or advised by regulators or rating agencies; . the impacts of the company’s efforts to improve distribution economics and to grow third party distribution of its products; . the ability to pursue and complete strategic transactions and initiatives, including acquisitions, divestitures, restructurings, joint ventures and the development of new products and services . the ability to realize the financial, operating and business fundamental benefits of strategic transactions and initiatives the company has completed, is pursuing or may pursue in the future, which may be impacted by the ability to obtain regulatory approvals, the ability to effectively manage related expenses and by market, business partner and consumer reactions to such strategic transactions and initiatives; . the ability and timing to realize savings and other benefits from re-engineering and tax planning; . interruptions or other failures in our communications, technology and other operating systems, including errors or failures caused by third party service providers, interference or failures caused by third party attacks on our systems (or other cybersecurity incidents), or the failure to safeguard the privacy or confidentiality of sensitive information and data on such systems; and 12

. general economic and political factors, including consumer confidence in the economy and the financial industry, the ability and inclination of consumers generally to invest as well as their ability and inclination to invest in financial instruments and products other than cash and cash equivalents, the costs of products and services the company consumes in the conduct of its business, and applicable legislation and regulation and changes therein (such as the ongoing negotiations following the June 2016 U.K. referendum on membership in the European Union and the uncertain regulatory environment in the U.S. after the 2016 presidential election), including tax laws, tax treaties, fiscal and central government treasury policy, and policies regarding the financial services industry and publicly held firms, and regulatory rulings and pronouncements. Management cautions the reader that the foregoing list of factors is not exhaustive. There may also be other risks that management is unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. Management undertakes no obligation to update publicly or revise any forward-looking statements. The foregoing list of factors should be read in conjunction with the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017 available at ir.ameriprise.com. The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below-referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Annual Report on Form 10-K for the year ended December 31, 2018. For information about Ameriprise Financial entities, please refer to the Fourth Quarter 2018 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release. Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC. 13

Ameriprise Financial, Inc.
Full Year Summary

(in millions, except per share amounts, unaudited)	Year Ended December 31, 2018	Year Ended December 31, 2017	% Better/ (Worse)	Per Diluted Share Year Ended December 31, 2018	Per Diluted Share Year Ended December 31, 2017	% Better/ (Worse)
GAAP net income	$ 2,098	$ 1,480	42%	$ 14.20	$ 9.44	50%
Adjusted operating earnings excluding items [(1)(2)] (see reconciliation on p. 16)	$ 2,207	$ 1,842	20%	$ 14.94	$ 11.75	27%
Percent of pretax adjusted operating earnings from Advice & Wealth Management, excluding Corporate & Other, unlocking and mean reversion	48%	44%				
Percent of pretax adjusted operating earnings from Advice & Wealth Management and Asset Management, excluding Corporate & Other, unlocking and mean reversion	74%	72%				
Weighted average common shares outstanding:						
Basic	145.6	154.1				
Diluted	147.7	156.7				

(1) Adjusted operating earnings, after-tax, exclude the consolidation of certain investment entities; net realized investment gains or losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; integration and restructuring charges; the market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; and income or loss from discontinued operations.

(2) The company believes the presentation of adjusted operating earnings excluding Tax Act impacts, unlocking and market impacts on DAC, DSIC and SOP reserves best represents the economics of the business.

14

Ameriprise Financial, Inc.
Reconciliation Table: Earnings

(in millions, except per share amounts, unaudited)	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017	Per Diluted Share Quarter Ended December 31, 2018	Per Diluted Share Quarter Ended December 31, 2017
Net income	$ 539	$ 177	$ 3.76	$ 1.15
Less: Net income (loss) attributable to consolidated investment entities	(1)	—	(0.01)	—
Add: Integration/restructuring charges [(1)]	3	4	0.02	0.03
Add: Market impact on variable annuity guaranteed benefits [(1)]	(99)	34	(0.69)	0.22
Add: Market impact on fixed index annuity benefits [(1)]	(1)	—	(0.01)	—
Add: Market impact on indexed universal life benefits [(1)]	9	(20)	0.07	(0.13)
Add: Market impact of hedges on investments [(1)]	16	(6)	0.11	(0.04)
Add: Net realized investment (gains) losses [(1)]	6	(11)	0.04	(0.07)
Add: Tax effect of adjustments [(2)]	14	—	0.10	—
Adjusted operating earnings	488	178	3.41	1.16
Tax Act impact:				
Less: Tax impact on low income housing assets	—	(51)	—	(0.33)
Less: Tax effect of adjustments [(3)]	—	(269)	—	(1.75)
Total Tax Act impact	—	(320)	—	(2.08)
Excluded items:				
Less: Mean reversion-related impacts	(71)	20	(0.50)	0.13
Less: Tax effect of excluded items [(2)]	15	(7)	0.11	(0.04)
Total excluded items	(56)	13	(0.39)	0.09
Adjusted operating earnings excluding items	$ 544	$ 485	$ 3.80	$ 3.15
Weighted average common shares outstanding:				
Basic	141.5	151.0		
Diluted	143.2	153.8		

(1) Pretax adjusted operating adjustment.

(2) Calculated using the statutory tax rate of 21% in 2018 and 35% in 2017.

(3) Amounts represent the impact of the Tax Act including remeasurement of net deferred tax assets using the lowered corporate tax rate, repatriation tax and the tax effect of low income housing assets.

15

Ameriprise Financial, Inc. Reconciliation Table: Earnings Per Diluted Share Year Ended Year Ended December 31, December 31, (in millions, except per share amounts, unaudited) 2018 2017 2018 2017 Net income $ 2,098 $ 1,480 $ 14.20 $ 9.44 Less: Net income (loss) attributable to consolidated investment entities (1) 1 (0.01) — Add: Integration/restructuring charges (1) 19 5 0.13 0.03 Add: Market impact on variable annuity guaranteed benefits (1) 31 232 0.21 1.48 Add: Market impact on fixed index annuity benefits (1) (1) — (0.01) — Add: Market impact on indexed universal life benefits (1) 17 (4) 0.12 (0.02) Add: Market impact of hedges on investments (1) (11) 2 (0.08) 0.01 Add: Net realized investment (gains) losses (1) (9) (44) (0.06) (0.28) Add: Tax effect of adjustments (2) (10) (67) (0.07) (0.43) Adjusted operating earnings 2,135 1,603 14.45 10.23 Tax Act impact: Less: Tax impact on low income housing assets — (51) — (0.32) Less: Tax effect of adjustments (3) — (269) — (1.72) Total Tax Act impact — (320) — (2.04) Excluded items: Less: Mean reversion-related impacts (33) 83 (0.22) 0.53 Less: Unlocking (58) 42 (0.39) 0.27 Less: Tax effect of excluded items (2) 19 (44) 0.12 (0.28) Total excluded items (72) 81 (0.49) 0.52 Adjusted operating earnings excluding items $ 2,207 $ 1,842 $ 14.94 $ 11.75 Weighted average common shares outstanding: Basic 145.6 154.1 Diluted 147.7 156.7 (1) Pretax adjusted operating adjustment. (2) Calculated using the statutory tax rate of 21% in 2018 and 35% in 2017. (3) Amounts represent the impact of the Tax Act including remeasurement of net deferred tax assets using the lowered corporate tax rate, repatriation tax and the tax effect of low income housing assets. 16

Ameriprise Financial, Inc. Reconciliation Table: Total Net Revenues Quarter Ended December 31, (in millions, unaudited) 2018 2017 Total net revenues $ 3,179 $ 3,180 Less: CIEs revenue 34 24 Less: Net realized investment gains (losses) (5) 11 Less: Market impact on indexed universal life benefits (2) 8 Less: Market impact of hedges on investments (16) 6 Adjusted operating total net revenues 3,168 3,131 Less: Tax impact on low income housing assets — (51) Adjusted operating total net revenues excluding tax impact $ 3,168 $ 3,182 Ameriprise Financial, Inc. Reconciliation Table: Total Expenses Quarter Ended December 31, (in millions, unaudited) 2018 2017 Total expenses $ 2,527 $ 2,585 Less: CIEs expenses 35 24 Less: Integration/restructuring charges 3 4 Less: Market impact on variable annuity guaranteed benefits (99) 34 Less: Market impact on indexed universal life benefits 7 (12) Less: Market impact on fixed index annuity benefits (1) — Less: DAC/DSIC offset to net realized investment gains (losses) 1 — Adjusted operating expenses 2,581 2,535 Less: Mean reversion-related impacts 71 (20) Adjusted operating expenses excluding mean reversion-related impacts $ 2,510 $ 2,555 Ameriprise Financial, Inc. Reconciliation Table: Pretax Adjusted Operating Earnings Quarter Ended December 31, (in millions, unaudited) 2018 2017 Adjusted operating total net revenues $ 3,168 $ 3,131 Adjusted operating expenses 2,581 2,535 Pretax adjusted operating earnings $ 587 $ 596 17

Ameriprise Financial, Inc.
Reconciliation Table: General and Administrative Expense

(in millions, unaudited)	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017
General and administrative expense	$ 792	$ 833
Less: CIEs expenses	3	—
Less: Integration/restructuring charges	3	4
Adjusted operating general and administrative expense	$ 786	$ 829

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management and Asset Management Percent of Pretax Adjusted Operating Earnings [(1)]

(in millions, unaudited)	Quarter Ended December 31, 2018	Quarter Ended December 31, 2017
Advice & Wealth Management pretax adjusted operating earnings	$ 368	$ 325
Less: Mean reversion-related impacts	—	—
Advice & Wealth Management pretax adjusted operating earnings excluding mean reversion-related impacts	$ 368	$ 325
Advice & Wealth Management and Asset Management pretax adjusted operating earnings	$ 521	$ 535
Less: Mean reversion-related impacts	—	—
Advice & Wealth Management and Asset Management pretax adjusted operating earnings excluding mean reversion-related impacts	$ 521	$ 535
Annuities and Protection pretax adjusted operating earnings	$ 118	$ 195
Less: Mean reversion-related impacts	(71)	20
Annuities and Protection pretax adjusted operating earnings excluding mean reversion-related impacts	$ 189	$ 175
Percent pretax adjusted operating earnings from Advice & Wealth Management	58%	45%
Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management	82%	73%
Percent pretax adjusted operating earnings from Annuities and Protection	18%	27%
Percent pretax adjusted operating earnings from Advice & Wealth Management excluding mean reversion-related impacts	52%	46%
Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management excluding mean reversion-related impacts	73%	75%
Percent pretax adjusted operating earnings from Annuities and Protection excluding mean reversion-related impacts	27%	25%

(1) Excludes Corporate & Other segment

18

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management and Asset Management Percent of Pretax Adjusted Operating Earnings [1]

(in millions, unaudited)	Year Ended December 31, 2018	Year Ended December 31, 2017
Advice & Wealth Management pretax adjusted operating earnings	$ 1,389	$ 1,163
Less: Unlocking	—	—
Less: Mean reversion-related impacts	—	—
Advice & Wealth Management pretax adjusted operating earnings excluding unlocking and mean reversion-related impacts	$ 1,389	$ 1,163
Advice & Wealth Management and Asset Management pretax adjusted operating earnings	$ 2,117	$ 1,903
Less: Unlocking	—	—
Less: Mean reversion-related impacts	—	—
Advice & Wealth Management and Asset Management pretax adjusted operating earnings excluding unlocking and mean reversion-related impacts	$ 2,117	$ 1,903
Annuities and Protection pretax adjusted operating earnings	$ 708	$ 926
Less: Unlocking	(6)	100
Less: Mean reversion-related impacts	(33)	83
Annuities and Protection pretax adjusted operating earnings excluding unlocking and mean reversion-related impacts	$ 747	$ 743
Percent pretax adjusted operating earnings from Advice & Wealth Management	49%	41%
Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management	75%	67%
Percent pretax adjusted operating earnings from Annuities and Protection	25%	33%
Percent pretax adjusted operating earnings from Advice & Wealth Management excluding unlocking and mean reversion-related impacts	48%	44%
Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management excluding unlocking and mean reversion-related impacts	74%	72%
Percent pretax adjusted operating earnings from Annuities and Protection excluding unlocking and mean reversion-related impacts	26%	28%

[1] Excludes Corporate & Other segment

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

(in millions, unaudited)	Quarter Ended December 31, 2018 GAAP	Quarter Ended December 31, 2018 Adjusted Operating
Pretax income	$ 652	$ 587
Income tax provision	$ 113	$ 99
Effective tax rate	17.3%	16.9%

19

Ameriprise Financial, Inc. Reconciliation Table: Advice & Wealth Management Adjusted Operating Net Revenues (trailing 12 months) Quarter Ended December 31, (in millions, unaudited) 2018 2017 Adjusted operating net revenues $ 6,189 $ 5,616 Less: Net impact of transitioning advisory accounts to share classes without 12b-1 fees 40 60 Adjusted operating total net revenues normalized for 12b-1 impact $ 6,149 $ 5,556 Ameriprise Financial, Inc. Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin Quarter Ended December 31, (in millions, unaudited) 2018 2017 Adjusted operating total net revenues $ 706 $ 816 Less: Distribution pass through revenues 180 202 Less: Subadvisory and other pass through revenues 81 94 Net adjusted operating revenues $ 445 $ 520 Pretax adjusted operating earnings $ 153 $ 210 Less: Adjusted operating net investment income 2 12 Add: Amortization of intangibles 4 5 Net adjusted operating earnings $ 155 $ 203 Pretax adjusted operating margin 21.7% 25.7% Net pretax adjusted operating margin 34.8% 39.0% Ameriprise Financial, Inc. Reconciliation Table: Asset Management Adjusted Operating General and Administrative Expense Quarter Ended December 31, (in millions, unaudited) 2018 2017 Adjusted operating general and administrative expense $ 316 $ 348 Less: Brexit related costs 8 — Less: Performance fee and CLO compensation 2 21 Adjusted operating general and administrative expense excluding items $ 306 $ 327 20

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income "AOCI"

(in millions, unaudited)	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Net income	$ 2,098	$ 1,480
Less: Adjustments [1]	(37)	(123)
Adjusted operating earnings	2,135	1,603
Less: Unlocking, net of tax [2]	(46)	27
Less: Mean reversion-related impacts, net of tax [2]	(26)	54
Less: Tax Act impact	—	(320)
Adjusted operating earnings excluding unlocking, mean reversion-related impacts and Tax Act impact	$ 2,207	$ 1,842
Total Ameriprise Financial, Inc. shareholders' equity	$ 5,735	$ 6,212
Less: Accumulated other comprehensive income, net of tax	(98)	252
Total Ameriprise Financial, Inc. shareholders' equity excluding AOCI	5,833	5,960
Less: Equity impacts attributable to the consolidated investment entities	1	—
Adjusted operating equity	$ 5,832	$ 5,960
Return on equity excluding AOCI	36.0%	24.8%
Adjusted operating return on equity excluding AOCI [3]	36.6%	26.9%
Adjusted operating return on equity excluding AOCI, unlocking, mean reversion-related impacts and Tax Act impact	37.8%	30.9%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21% in 2018 and 35% in 2017.

(2) After-tax is calculated using the statutory tax rate of 21% in 2018 and 35% in 2017.

(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21% in 2018 and 35% in 2017.

21

Ameriprise Financial, Inc. Consolidated GAAP Results Quarter Ended December 31, % Better/ (in millions, unaudited) 2018 2017 (Worse) Revenues Management and financial advice fees $ 1,677 $ 1,721 (3)% Distribution fees 474 456 4 Net investment income 395 355 11 Premiums 363 359 1 Other revenues 299 303 (1) Total revenues 3,208 3,194 — Banking and deposit interest expense 29 14 NM Total net revenues 3,179 3,180 — Expenses Distribution expenses 910 893 (2) Interest credited to fixed accounts 175 147 (19) Benefits, claims, losses and settlement expenses 444 581 24 Amortization of deferred acquisition costs 142 78 (82) Interest and debt expense 64 53 (21) General and administrative expense 792 833 5 Total expenses 2,527 2,585 2 Pretax income 652 595 10 Income tax provision 113 418 73 % Net income $ 539 $ 177 NM NM Not Meaningful — variance equal to or greater than 100% Ameriprise Financial, Inc. Consolidated GAAP Results Year Ended December 31, % Better/ (in millions, unaudited) 2018 2017 (Worse) Revenues Management and financial advice fees $ 6,776 $ 6,415 6 % Distribution fees 1,877 1,757 7 Net investment income 1,596 1,509 6 Premiums 1,426 1,394 2 Other revenues 1,249 1,105 13 Total revenues 12,924 12,180 6 Banking and deposit interest expense 89 48 (85) Total net revenues 12,835 12,132 6 Expenses Distribution expenses 3,637 3,397 (7) Interest credited to fixed accounts 674 656 (3) Benefits, claims, losses and settlement expenses 2,302 2,233 (3) Amortization of deferred acquisition costs 322 267 (21) Interest and debt expense 245 207 (18) General and administrative expense 3,171 3,158 — Total expenses 10,351 9,918 (4) Pretax income 2,484 2,214 12 Income tax provision 386 734 47 Net income $ 2,098 $ 1,480 42% 22